FIRST AMENDMENT
To
EXECUTIVE SPLIT DOLLAR LIFE INSURANCE AGREEMENT

THIS FIRST AMENDMENT (“Amendment”) to the Executive Split Dollar Life Insurance Agreement (“Agreement”) by and between Newport Federal Savings Bank (the “Bank”) and Nino Moscardi (the “Executive”) is effective as of the 16th day of August, 2012.

W I T N E S S E T H:

WHEREAS, the Bank and Executive desire to amend the Agreement in order to fully vest the Executive in a post-retirement death benefit after seven years of employment; and

WHEREAS, pursuant to Section 6(b) of the Agreement, the parties can amend the Agreement by a writing signed by both the Bank and the Executive.

NOW THEREFORE, in consideration of the premises and by the mutual agreement of the parties, the Bank and the Executive hereby amend the Executive’s Agreement in accordance with the following:

        1.   Sections 5(b) and (c) of the Agreement shall be amended to read as follows:

b)           If the Executive retires or his employment with the Bank is otherwise terminated, other than for cause, and if the Executive has been employed by the Bank for at least Seven (7) Years, then the Split Dollar Insurance Benefit is payable at death in an amount per Schedule A.

c)           If the Executive terminates employment without having been employed by the Bank for at least Seven (7) Years, then the Executive will not be entitled to any payments hereunder.

2. In all other respects, the provisions of the Agreement, as in existence on the date hereof, shall remain in full force and effect.

IN WITNESS WHEREOF, the Bank, on behalf of its duly authorized officer, and the Executive have caused this First Amendment to be executed as of the date first above written.

NEWPORT FEDERAL SAVINGS BANK

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EXECUTIVE

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Nino Moscardi